UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2024

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

_______________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 1, 2024, Michael Shankman, age 64, has been appointed to the position of Chief Financial Officer of Lexaria Bioscience Corp. (the “Company”) replacing Lexaria’s former CFO, Nelson Cabatuan who resigned effective July 15, 2024 and assuming the position of principal financial officer and principal accounting officer previously assumed by the Company’s CEO, Richard Christopher.

Mr. Shankman was previously engaged by the Company as an outsourced CFO via NowCFO from June 2023 to February 2024.  Upon the effectiveness of Mr. Shankman’s appointment as Chief Financial Officer, Mr. Shankman also became the Company’s  principal financial officer and principal accounting officer, and Richard Christopher, the Company’s Chief Executive Officer who assumed the responsibilities as the Company’s  principal financial officer on an interim basis, relinquished those responsibilities to Mr. Shankman.

Mr. Shankman does not have any family relationships with any other person employed or engaged by the Company nor has Mr. Shankman been a party to any transaction with the Company exceeding $120,000.

Mr. Shankman is a Certified Public Accountant holding an MBA, Finance from California State University who previously worked with NowCFO from 2021 to 2024.  During his time with NOW CFO, Mr. Shankman provided outsourced CFO and Controller services gaining extensive experience and familiarity with both public and private companies in a wide variety of industry fields.  Prior to his engagement with NowCFO, Mr. Shankman worked for The Articom Group, being a $160M provider of refrigeration and HVAC design, installation, maintenance and repair services to national grocery chains, as its Corporate Controller from 2020-2021.  And from 2019 to 2020 Mr. Shankman was the Controller for Change.Org a $35M public benefit corporation.

In his position as Chief Financial Officer, Mr. Shankman will be compensated with a base annual salary which will be subject to annual increases of 1.25 x the annual inflation rate as determined by the US Federal Reserve Board and annual performance milestone bonuses of up to 35% during the first year, 40% during the second year and thereafter up to 50% of the base salary.  In accordance with the Agreement, on October 1, 2024, the Board granted Mr. Shankman an incentive stock option to purchase up to 50,000 shares of the Company’s  common stock, pursuant to its Equity Incentive Plan (the “Options”). The Options have an exercise price per share equal to $3.17,  being one cent ($0.01) above the closing price of the Company’s shares on the Nasdaq Capital Market on the grant date, and will vest commencing on February 28, 2025 as to 20,000 options, an additional 15,000 vesting on August 31, 2025 and the remaining 15,000 vesting on August 31, 2026.

Should Mr. Shankman be terminated without cause, after an initial six months with the Company, he will be entitled to severance pay equal to two (2) months base salary, with such severance pay increasing by a month for each completed year of employment.

The description of Mr. Shankman’s compensation is qualified in its entirety by the agreement that will be filed as an exhibit to the Company’s Annual 10-K Periodic Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Richard Christopher
Richard Christopher
CEO, Principal Executive Officer

Date: October 2, 2024

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